UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2024

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

033-90866	Delaware	25-1615902
(Commission File No.)	(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed by Westinghouse Air Brake Technologies Corporation (the “Company”), the Company’s Board of Directors (the “Board”) has authorized an existing stock repurchase program (the “Repurchase Program”). On December 3, 2024, the Board authorized an increase of the amount available under the Repurchase Program such that an additional $1.0 billion will be available for repurchases after the current availability of the Repurchase Program is expended.

Under the Repurchase Program, the Company intends to repurchase stock on the open market or otherwise, including, without limitation, through an accelerated share repurchase, pursuant to the terms of a Rule 10b5-1 plan, in privately negotiated transactions and round lot or block transactions. No time limit was set for the completion of the Repurchase Program. The Company may repurchase shares in the future at any time, depending upon market conditions, its capital needs and other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
	By:	/s/ David L. DeNinno
David L. DeNinno Executive Vice President, General Counsel and Secretary
Date: December 9, 2024